UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2024

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, Brian A. Goebel, Vice President, Chief Accounting Officer and principal accounting officer of Republic Services, Inc. (the “Company”), notified the Company of his intention to retire from the Company effective March 15, 2025. Effective March 1, 2024, Mr. Goebel transitioned from his role as Vice President, Chief Accounting Officer to the role of Special Advisor to the CFO.

Effective March 1, 2024, Elyse Carlsen has been appointed to the position of Vice President, Chief Accounting Officer and principal accounting officer, succeeding Mr. Goebel as part of the Company’s executive succession plan. Ms. Carlsen, 37, has been with the Company since 2015, most recently serving as Director, External Reporting, a position she has held since 2019. Previously, Ms. Carlsen served as Senior Manager, External Reporting from 2016 to 2019, and Manager, External Reporting from 2015 to 2016. Prior to her time at the Company, Ms. Carlsen was a Manager, Finance & Accounting Projects at Starwood Hotels & Resorts and a Manager, Deal Advisory and Strategy at KPMG, LLP.

Ms. Carlsen and the Company executed an offer letter (the “Offer Letter”) effective March 1, 2024 providing that Ms. Carlsen will become Vice President, Chief Accounting Officer of the Company with a base salary of $310,000 annually. The Offer Letter also provides that Ms. Carlsen will be eligible for the following additional compensation:

•

A one-time award of restricted stock units valued at $100,000, which will vest 25% on each of the first four anniversaries of the date of grant, subject to Ms. Carlsen’s continued employment with the Company on the applicable vesting dates;

•

Participation in the annual bonus plan, with an award target for 2024 set at 60% of base salary (prorated between the target percentage in her old position and the target percentage in her new position as of March 1, 2024);

•

Performance share units with a target of $61,000 for each of the 2022-2024, 2023-2025 and 2024-2026 performance cycles (with the awards to be prorated for all three performance cycles as of March 1, 2024); and

•	Continued eligibility to participate in the stock incentive plan.

In connection with her promotion, Ms. Carlsen’s employment is now subject to the Company’s Executive Separation Policy, and she has entered into a new Non-competition, Non-solicitation, Confidentiality, and Arbitration Agreement.

There is no arrangement between Ms. Carlsen and any person pursuant to which she was selected as the Company’s Vice President, Chief Accounting Officer. There are no family relationships between Ms. Carlsen and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Carlsen has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: March 4, 2024	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary